Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statements: (1) on Form S-8 pertaining to the 1992 Stock Option Plan (No. 33-96458), the Italian Employees Warrant Program (No. 333-87743), the Swedish Employees Warrant Program (No. 333-87741), the 1998 Nonstatutory Stock Option Plan (No. 333-87739), the 1997 Incentive And Nonstatutory Stock Option Plan (No. 333-87735), the German Employees Warrant Program (No. 333-87733), the 1992 Stock Option Plan (No. 333-87731), the Erick Blachno Stock Option (No. 333-44540), the 1997 Incentive And Nonstatutory Stock Option Plan (No. 333-47896), the 2000 MRV Communications, Inc. Stock Option Plan For Employees Of Optronics International Corp. (No. 333-47898), the 2000 MRV Communications, Inc. Stock Option Plan For Employees Of Astroterra Corporation. (No. 333-47900), the 2000 MRV Communications, Inc. Stock Option Plan For Employees Of Fiber Optic Communications, Inc. (No. 333-55328), the 2000 MRV Communications, Inc. Stock Option Plan For Employees Of Quantum Optech, Inc. (No. 333-55334), the 2001 MRV Communications, Inc. Stock Option Plan For Employees Of Appointech, Inc. (No. 333-71180), the MRV Communications, Inc. 2002 International Stock Option Plan (No. 333-81954), the MRV Communications, Inc. 2002 Nonstatutory Stock Option Plan For Employees Of Luminent, Inc. (No. 333-81958), the Luminent Inc. Amended And Restated 2000 Stock Option Plan And Eric Blachno Stock Option Agreement (No. 333-81950), the 1997 Incentive And Nonstatutory Stock Option Plan (No. 333-81956), the Candy Glazer Stock Option Agreement (No. 333-84784), and Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan (No. 333-107109); (2) on Form S-3 filings No. 333-86163, 333-17537, 333-44534, 333-71178, 333-106169 and 333-106177; and (3) on Form S-4 filing No. 333-44536; of MRV Communications, Inc. of our report dated February 5, 2003, with respect to the consolidated financial statements of MRV Communications, Inc. included in the Annual Report (Form 10-K) for the years ended December 31, 2003 and 2002.

/s/ ERNST & YOUNG LLP

Los Angeles, California
March 2, 2004

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